Exhibit 10(gg)

Marshall & Ilsley Corporation

2003 Death Benefit Plan

1. Purpose. The purpose of this Death Benefit Plan (the “Plan”) is to provide death benefits to beneficiaries (each, a “Beneficiary”) designated by those individuals listed on Exhibit A hereto (each, a “Participant”).

2. Payment of Death Benefit. Within thirty days of the death of each of the Participants, Marshall & Ilsley Corporation or an affiliate thereof (“M&I”) will pay the Participant’s Beneficiary, in a lump sum and in immediately available funds, the amount specified in that Participant’s Death Benefit Award Agreement (the “Death Benefit”).

3. Designation of Beneficiary. A Participant may designate his Beneficiary (or multiple beneficiaries) using the form attached hereto as Exhibit B. The Participant may change his Beneficiary at any time and from time to time using the form attached hereto as Exhibit B. If the Participant does not complete a form designating a Beneficiary, the Death Benefit will be paid to the Participant’s Estate.

4. Life Insurance. One of the variables in the formula for computing the Death Benefit under the Participant’s Death Benefit Award Agreement is, in some cases, the death benefit received under certain life insurance policies insuring the life of the Participant which are owned by M&I (the “Insurance Policies”). M&I has no obligation to retain or pay premiums on the Insurance Policies, and nothing in this Plan shall prevent M&I from surrendering, borrowing against, or otherwise exercising its ownership rights in connection with any or all of such Insurance Policies.

5. Assignment and Rights of Participant. No Participant or Beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to a Death Benefit hereunder. A Participant’s or Beneficiary’s rights to a Death Benefit hereunder are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant or a Beneficiary. No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of M&I by reason of this Plan, including any Insurance Policies.

6. Employment Not Guaranteed by Plan. The establishment of this Plan and the designation of an individual as a Participant, shall not give any Participant the right to employment by M&I or limit the right of M&I, if the Participant is employed by M&I, to dismiss or impose penalties upon the Participant or modify the terms of employment of any Participant.

7. Amendment. This Plan may be amended by the Compensation Committee of the Board of Directors of M&I, provided, however, that this Plan may not be amended to the detriment of a Participant without the written consent of any affected Participant, or after a Participant’s death, any affected Beneficiary. This Plan may not be terminated prior to the payment of the Death Benefits to the Beneficiaries of all of the Participants, unless the Participants consent thereto.

8. Notice. Any and all notices herein shall be in writing and delivered personally, or by certified mail, return receipt requested, addressed, in the case of the Company to the Corporate Secretary at 770 North Water Street, Milwaukee, Wisconsin 53202 and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company. A notice delivered in accordance with the requirements of this Section 8 may change the addresses referenced herein.

9. Claims Procedures. A Participant or, after a Participant’s death, a Participant’s Beneficiary (a “Claimant’) shall be entitled to make a request for any benefits to which the Claimant believes he or she may be entitled. Any such request must be made in writing, and it should be made to M&I.

A request for benefits will be considered a claim, and it will be subject to a full and fair review. If a Participant’s claim is wholly or partially denied, M&I shall furnish the Participant or the Participant’s beneficiary (the “Claimant”) or the Claimant’s authorized representative with a written or electronic notice of the denial within a reasonable period of time (generally, 90 days after M&I receives the claim or 180 days, if M&I determines that special circumstances require an extension of time for processing the claim and furnishes written notice of the extension to the Claimant or the Claimant’s authorized representative before the initial 90-day period ends), which sets forth, in an understandable manner, the following information:

a.	The specific reason(s) for the denial of the claim;

b.	Reference to the specific provisions of the Plan on which the denial is based;

c.	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why that material or information is necessary; and

d.	A description of the review procedures and the time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following a denial on review.

M&I’s written extension notice must indicate the special circumstances requiring an extension of time for processing the claim and the date by which M&I expects to render its decision on the claim.

The Claimant or the Claimant’s authorized representative may appeal M&I’s decision denying the claim within 60 days after the Claimant or the Claimant’s authorized representative receives the notice denying the claim. The Claimant or the Claimant’s authorized representative may submit to M&I written comments, documents, records and other information relating to the claim. The Claimant or the Claimant’s authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. M&I’s review of the claim and of its denial of the claim shall take into account all comments, documents, records and other information submitted by the Claimant or the Claimant’s authorized representative relating to the claim, without regard to whether these materials were submitted or considered during the initial decision on the claim.

M&I’s decision on the appeal of a denied claim shall be made within a reasonable period of time (generally 60 days after M&I receives the claim or 120 days if M&I determines that special circumstances require an extension of time for processing the claim and furnishes written notice of the extension to the Claimant or the Claimant’s authorized representative before the initial 60-day period ends indicating the special circumstances requiring extension of time and the date by which M&I expects to render its decision on the claim). M&I will furnish the Claimant or the Claimant’s authorized representative with written or electronic notice of its decision on appeal. In the case of a decision on appeal upholding M&I’s initial denial of the claim, M&I’s notice of its decision on appeal shall set forth, in an understandable manner, the following information:

a.	The specific reason(s) for the decision on appeal;

b.	Reference to the specific provisions in the Plan on which the decision on appeal is based;

c.	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

d.	A statement describing any voluntary appeal procedures (including voluntary arbitration or any other form of dispute resolution) offered and the Claimant’s right to obtain information sufficient to make an informed judgment about whether to submit a benefit dispute to the voluntary level of appeal, and a statement of the Claimant’s right to bring an action under ERISA Section 502(a).

10. Administration. The Compensation Committee shall administer this Plan. The Compensation Committee shall resolve all questions arising in the administration, interpretation and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a Death Benefit hereunder. The Compensation Committee shall employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. Any costs associated with the administration of the Plan, including the fees and costs of third parties retained by the Compensation Committee, shall be borne by M&I.

11. Miscellaneous. This Plan shall be governed by the laws of the State of Wisconsin, without reference to their conflicts of law provisions, unless federal law supersedes the laws of the State of Wisconsin. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable, and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan. In the event of a Change in Control, as defined in the M&I 2003 Executive Stock Option and Restricted Stock Plan, this Plan will be binding on any successor to M&I.

EXHIBIT A

Participants

Irv Hansen

Dennis R. Jones

Dennis J. Kuester

James B. Wigdale

EXHIBIT B

DESIGNATION OF BENEFICIARY

Plan Name: Marshall & Ilsley Corporation 2003 Death Benefit Plan

Participant Name:                                                                                   SSN:

Address:                                                                                                    Telephone Number:

DESIGNATION OF PRIMARY BENEFICIARY(IES)*

Pursuant to the provisions of the Plan permitting the designation of a beneficiary or beneficiaries by a participant, I designate the following person(s) as the primary beneficiary(ies) of my account balance under the Plan payable after my death.

Name              Social Security #              Birthdate              Benefit%             % Relationship

Name              Social Security #              Birthdate              Benefit%             % Relationship

Name              Social Security #              Birthdate              Benefit%             % Relationship

☐  Check here if you wish to designate additional Primary Beneficiaries. Attach a list in the format used above and insert total number of primary beneficiaries:             .

DESIGNATION OF CONTINGENT BENEFICIARY(IES)*

In the event all the primary beneficiaries designated above predecease me, I designate the following person(s) as the contingent beneficiary(ies) of my account balance under the Plan payable after my death.

Name              Social Security #              Birthdate              Benefit%             % Relationship

Name              Social Security #              Birthdate              Benefit%             % Relationship

Name              Social Security #              Birthdate              Benefit%             % Relationship

☐  Check here if you wish to designate additional Contingent Beneficiaries. Attach a list in the format used above and insert total number of primary beneficiaries:             .

MULTIPLE BENEFICIARY ELECTION*

If I have designated more than one person as primary or contingent (secondary) beneficiary, and if one or more, but not all, fail to survive me, then the shares of those designated person(s) who do not survive me shall be paid or payable as follows:

☐	To their respective children then living, by right of representation.	☐	To those designated persons who do survive me, share and share alike.	☐	Not applicable.

PARTICIPANT SIGNATURE

I reserve the right to revoke or change my beneficiary designation and hereby revoke all prior beneficiary designations. The trustee will pay all sums payable under the Plan by reason of my death to the primary beneficiary, if he or she survives me, and if no primary beneficiary survives me, then to the contingent beneficiary, and if no beneficiary survives me, then the Trustee will pay all amounts in accordance with the terms of the Plan.

X
Participant’s Signature	Date of this Designation

Please return this form to the Human Resources Department (NW8)

INSTRUCTIONS FOR DESIGNATING OR CHANGING BENEFICIARY

GENERAL INSTRUCTIONS.	These instructions will assist you in properly completing the Designation of Beneficiary form.

(1)	To designate one person, insert the name and relationship in the spaces provided. If your beneficiary is not related to you, show relationship as “Friend.”

(2)	If you wish to name your estate, insert “Estate” in the space.

(3)	If you wish to designate a trust, insert the name of the trustee and trust in the blank space using language substantially as follows:

To X Bank as Trustee, or its successor Trustee, of the Bruce E. Roberts Trust dated the 26th day of May, 1975, including any amendments to the Trust.

(4)	More than one beneficiary – here are the most common examples:

Three or more beneficiaries	James O. Smith, brother; Peter I. Smith, brother, and Martha N. Smith, sister

Unnamed children	My children living at my death

If one of the above examples fits your wishes, insert your designation in the space provided using the language of the selected example. Contingent beneficiaries only receive benefits if all named primary beneficiaries predecease you. If a primary beneficiary survives you, but dies prior to receiving his share of the death benefit, that primary beneficiary’s estate will receive the death benefit unless your beneficiary designation provides otherwise.

(5)	If none of the above is suitable, explain in the space what is desired, or attach a note.

NOTE: Unless you provide otherwise in completing the beneficiary designation, the trustee will pay all sums payable to more than one beneficiary equally to the living beneficiaries.